SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2005

Covad Communications Group, Inc.

(Exact name of the Registrant as specified in its charter)

__________________

Delaware
(State or other jurisdiction of incorporation)

000-25271	77-0461529

(Commission File Number)	(IRS Employer Identification No.)

110 Rio Robles San Jose, California	95134-1813

(Address of principal executive offices)	(Zip code)

(408) 952-6400

(The Registrant’s telephone number)

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

ITEM 1.01: Entry into a Material Definitive Agreement
ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
SIGNATURE

ITEM 1.01: Entry into a Material Definitive Agreement

     In connection with the appointment of John Trewin as the Senior Vice President and Chief Financial Officer of Covad Communications Group, Inc. (the “Company”), the Company entered into a letter agreement with Mr. Trewin dated February 28, 2005. Pursuant to the letter agreement, Mr. Trewin will receive an annual base salary of $250,000. Mr. Trewin will be eligible to participate in the Company’s 2005 Bonus Plan with a target bonus of 60% of his annual base salary. Mr. Trewin will also be eligible to participate in the Company’s Executive Severance Plan.

     Mr. Trewin also entered into a Change in Control Agreement (“Change in Control Agreement”) with the Company, dated March 2, 2005. The Change in Control Agreement provides, among other things, that if Mr. Trewin’s employment is terminated under specified circumstances following a change in control, Mr. Trewin will be entitled to receive special termination benefits, including a lump sum payment of two years base salary and bonus. The special termination benefits are generally payable if the Company terminates Mr. Trewin without cause within one year following a change in control. The special benefits are also payable if Mr. Trewin resigns as a result of specified actions taken by the Company (including a reduction in his compensation or responsibilities or a change in his job location) within one year following a change in control (depending on his position with the Company).

     Effective March 2, 2005, Mr. Trewin also entered into the Company’s standard indemnification agreement. This agreement provides terms and conditions for the indemnification of Mr. Trewin by the Company for liabilities arising out of his position as an officer of the Company.

     In addition, Mr. Trewin has been granted an option to purchase 125,000 shares of the Company’s Common Stock at an exercise price per share of $1.52. The option will vest over a four year period, twenty-five percent of which will vest on March 2, 2006, and the remainder will vest on a monthly basis thereafter. This grant was made pursuant to the stockholder-approved 1997 Stock Plan of the Company.

ITEM 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On February 28, 2005, Susan Crawford resigned as the Company’s Senior Vice President and acting Chief Financial Officer, effective March 15, 2005. On March 2, 2005, the Board of Directors appointed John Trewin, age 58, as the Company’s Senior Vice President and Chief Financial Officer, effective March 16, 2005. Prior to joining Covad, Mr. Trewin served from April 2003 to February 2005 as the principal of Trewin & Associates, counseling domestic and international clients in the areas of finance, Securities and Exchange Commission compliance, investor relations and information technology. From January 1995 to January 2002, Mr. Trewin served as Vice President, Finance and Chief Financial Officer of California Micro Devices Corporation.

     The material terms of the agreements that Mr. Trewin entered into in connection with his employment as the new Senior Vice President and Chief Financial Officer of the Company are set forth in Item 1.01 above.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 4, 2005

By:	/s/ James A. Kirkland
James A. Kirkland
Senior Vice President, General Counsel and Secretary